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                                                                Exhibit 23.8


                        CONSENT OF THOMAS WEISEL PARTNERS


We hereby consent to the use of our name and to the description of our opinion letter, dated February 28, 2000, under the caption "Opinion of Exactis.com's Financial Advisor" in, and to the inclusion of such opinion letter as Annex E to, the Joint Proxy Statement-Prospectus of 24/7 Media, Inc. and Exactis.com, Inc., which Joint Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of 24/7 Media, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                       THOMAS WEISEL PARTNERS LLC

                                       By  /s/ David Bayl
                                         ----------------------------
                                         Name:
                                         Title:

San Francisco, California
April 14, 2000